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                                  EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

Set forth below is a list of NutraMax Products, Inc.'s subsidiaries, as of December 28, 1998, with their respective states of incorporation. All of such subsidiaries were wholly-owned by the Company as of such date.

Name                                          State of Incorporation

Optopics Laboratories Corporation                         DE
Fairton Realty Holdings, Inc.                             DE
Powers Pharmaceutical Corporation (1)                     DE
Certified Corp.                                           DE
Oral Care, Inc.                                           DE
Florence Realty, Inc.                                     MA
First Aid Products, Inc.                                  DE
Adhesive Coatings, Inc.                                   NJ
Elmwood Park Realty, Inc.                                 NJ
NutraMax Holdings Inc.                                    DE
NutraMax Holdings II Inc.                                 DE
F. A. Products, L.P.                                      DE

(1) Subsidiary or Certified Corp.